SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PLANAR SYSTEMS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notes:

December 22, 2003

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for Thursday, January 29, 2004. Enclosed please find a copy of our proxy statement for this meeting, as well as our 2003 Annual Report.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for most of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure that your shares are represented at the meeting.

The Election of Directors is the only matter that shareholders are being asked to vote on at the meeting. Information regarding this matter is provided in the body of the proxy statement, and we encourage you to review this information.

Please take a moment and sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting. Many of our shareholders who hold their shares in “street-name” will also have the alternatives of voting either by touch-tone telephone call, or via the Internet.

We thank you for your attention to this matter and for your continuing support of your Company.

Very truly yours,

/s/ Balaji Krishnamurthy ___________________________ Balaji Krishnamurthy Chairman of the Board, President and Chief Executive Officer

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 29, 2004

To the Shareholders of

Planar Systems, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Planar Systems, Inc. (the “Company”) will be held on Thursday, January 29, 2004, at 3:00 p.m., local time, at 1195 N.W. Compton Drive, Beaverton, Oregon for the following purposes:

1.	Election of Directors. To elect two directors, each for a three-year term;

2.	Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on December 12, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board,

/s/ Balaji Krishnamurthy ___________________________ Balaji Krishnamurthy Chairman of the Board, President and Chief Executive Officer

Beaverton, Oregon

December 22, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLANAR SYSTEMS, INC.

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 29, 2004

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of Planar Systems, Inc., an Oregon corporation (“Planar” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) from holders of the outstanding shares of Planar common stock, no par value (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held at 3:00 p.m. on January 29, 2004, and at any adjournments or postponements thereof, (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Planar on or about December 30, 2003.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on December 12, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 4,313 beneficial holders of the 14,540,611 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors.    The following table sets forth the names of the Board of Directors’ nominees for election as directors and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age at December 12, 2003, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of Planar and positions currently held with Planar.

	Age	Director Since	Expiration of Current Term	Position Held with Planar
Nominees:
Heinrich Stenger	62	1997	2004	Director
William D. Walker	73	1983	2004	Director
Continuing Directors:
Carl W. Neun	60	2000	2005	Director
Gregory H. Turnbull	65	1986	2005	Director
Steven E. Wynne	51	1996	2005	Director
Balaji Krishnamurthy	50	1999	2006	Chairman of the Board, President and Chief Executive Officer
E. Kay Stepp	58	1998	2006	Director

Heinrich Stenger.    Mr. Stenger has served as a Director of the Company since October 1997. Mr. Stenger is Chief Executive Officer of EPP, Electronic Production Partners GmbH located in Munich, Germany. Mr. Stenger served as Vice President of European Operations for Electro Scientific Industries from 1977 to 1988. Mr. Stenger received his engineering degree from the Engineering University Munich, Germany.

William D. Walker.    Mr. Walker has served as a Director of the Company since inception and served as Chairman of the Board until January 2003. Mr. Walker served as President and Chief Operating Officer of Tektronix, Inc. from April 1990 until November 1990. Mr. Walker was Chairman of the Board and Chief Executive Officer of Electro Scientific Industries, Inc. from 1984 to 1987. Mr. Walker was Executive Vice President of Tektronix from 1979 to 1984. Mr. Walker retired as Vice-Chairman of the Board of Directors of Tektronix in September 2000. Mr. Walker received an electrical engineering degree from the University of Missouri.

Carl W. Neun.    Mr. Neun became a Director of the Company in December 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc., a test and measurement company. From September 1987 through March 1993 he was Senior Vice President and Chief Financial Officer of Conner Peripherals, Inc., a disk drive company. Mr. Neun is a director of Powerwave Technologies, Inc., Radisys Corporation and Oregon Steel Mills, Inc.

Gregory H. Turnbull.    Mr. Turnbull has served as a Director of the Company since 1986. He currently is self-employed as a private investor and a consultant. Mr. Turnbull was a partner of Cable & Howse Ventures from 1983 to 1991 and served as an investment banker with Morgan Stanley & Co. and White, Weld & Co. prior to 1983. Mr. Turnbull also serves on the Board of Directors of AP Pharma, Inc. Mr. Turnbull received a BS in chemical engineering from Oregon State University and an MBA from Stanford University.

Steven E. Wynne.    Mr. Wynne has served as a Director of the Company since 1996. Mr. Wynne is a partner in the law firm of Ater Wynne LLP, Portland, Oregon, the Company’s legal counsel. Mr. Wynne served as Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in December 2000. He served as President and Chief Executive Officer of adidas America from 1995 to 1999. Prior to that time, he was a partner in Ater Wynne LLP. Mr. Wynne received a bachelor’s degree from Willamette University and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of FLIR Systems, Inc.

Balaji Krishnamurthy.    Dr. Krishnamurthy was elected Chairman of the Board in January 2003 and has served as President, CEO and a Director of the Company since September 1999. Prior to joining Planar, he served as Vice President and General Manager for various business units of Tektronix where his 15 year tenure from August 1984 to September 1999 included assignments in engineering, marketing and general management. Dr. Krishnamurthy was with General Electric Co. from June 1981 to June 1984. Dr. Krishnamurthy received his BS and MS in mathematics from Birla Institute of Technology and Science, India and an MS and Ph.D. in computer science from the University of Massachusetts.

E. Kay Stepp.    Ms. Stepp has served as a Director of the Company since November 1998. Ms. Stepp currently is chair of the board of Providence Health System. From 1994 to 2002, she was principal and owner of Executive Solutions, Inc., a consulting firm which provided services to senior executives and boards of directors. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company (“PGE”), a Portland, Oregon, investor-owned utility company. From 1978 to 1989, Ms. Stepp held various other positions at PGE including President of the Energy Service Division, Vice President of Marketing and Operations and Vice President of Human Resources and Administration. Ms. Stepp serves on the Board of Directors of Franklin Covey Company (NYSE) and StanCorp Financial Group (NYSE). She is a former director of the Federal Reserve Bank of San Francisco. Ms. Stepp received a BA from Stanford University and an MA from the University of Portland. Ms. Stepp also attended the Stanford University Executive Program and the University of Michigan Executive Program.

The Board of Directors has determined that Carl W. Neun, Heinrich Stenger, E. Kay Stepp, Gregory H. Turnbull, William D. Walker and Steven E. Wynne are “independent” as defined by applicable Nasdaq Stock Market rules.

Board of Directors Committees and Nominations by Shareholders.    The Corporate Governance Committee serves as the nominating committee to seek qualified candidates to serve on the Company’s Board of Directors and recommend them for the Board’s consideration. The Company’s bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company’s bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to superior levels of corporate governance practice, recommending the appointment of individual Directors to the Board’s committees, overseeing the Board’s annual self-evaluation, locating qualified candidates to serve on the Board and recommending the nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee held 5 meetings during fiscal year 2003, and its current members are Mr. Turnbull, Mr. Walker and Mr. Wynne.

The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 26, 2003, conducted 6 meetings. The members of the Audit Committee currently are Mr. Neun, Ms. Stepp and Mr. Walker. The Board of Directors has determined that Mr. Neun is an “audit committee financial expert”, as such term is defined pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”). Messrs. Neun and Walker and Ms. Stepp are each independent directors as defined by applicable SEC and Nasdaq Stock Market rules. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants’ letter to the Board of Directors concerning the effectiveness of the Company’s internal financial and accounting controls and the Board of Directors’ response to that letter, if deemed necessary, and such other matters referred to the Committee. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and establishes executive compensation levels and also administers the Company’s stock option plans. During the fiscal year ended September 26, 2003, the Compensation Committee held 4 meetings. The members of the Compensation Committee currently are Ms. Stepp, Mr. Stenger and Mr. Turnbull.

During fiscal year 2003 the Company’s Board of Directors held 5 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which such Director served during the period that such Director served.

See “Management—Executive Compensation” for certain information regarding compensation of directors.

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company’s bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company as of December 12, 2003.

Name	Age	Position
Balaji Krishnamurthy	50	Chairman of the Board, President and Chief Executive Officer
Christopher N. King	58	Executive Vice President, Chief Technical Officer and Secretary
Steven J. Buhaly	46	Vice President, Chief Financial Officer and Assistant Secretary
Douglas K. Barnes	45	Vice President
Mark A. Ceciliani	44	Vice President
Steve Flieder	44	Vice President
Matthew T. Harris	35	Vice President
Carolyn McKnight	55	Vice President
Erick Petersen	41	Vice President

Information concerning the principal occupation of Dr. Krishnamurthy is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

Christopher N. King.    Dr. King, co-founder of the Company, has served as Executive Vice President and Secretary of the Company since 1983 and Chief Technical Officer since 1990. Dr. King served as a Director of the Company from 1983 to 1990. Prior to co-founding Planar, Dr. King started the electroluminescent development program at Tektronix in 1976. Dr. King received a BS in physics from the University of California, Davis and a Ph.D. in applied physics from Stanford University.

Steven J. Buhaly.    Mr. Buhaly has served as Chief Financial Officer since October 1, 2000 prior to which he served as Vice President of the Company’s Medical Business Unit. Prior to joining Planar, Mr. Buhaly spent 15 years at Tektronix in a variety of General Management, Finance, and Manufacturing roles. Mr. Buhaly received his MBA from the University of Washington in 1984.

Douglas K. Barnes.    Mr. Barnes has served as Vice President of Global Manufacturing since July 1998. Mr. Barnes was elected Vice President of the Company in November 1997 and served as general manager of the Company’s electroluminescent (EL) display operations in North America from August 1997. Since 1986, Mr. Barnes has held various positions with the Company including Director of Engineering, Quality and Manufacturing. Mr. Barnes received a BS in Industrial Engineering from Stanford University.

Mark A. Ceciliani.    Mr. Ceciliani joined the Company in 1984 and served in a variety of roles in the financial organization including controller, assistant treasurer and treasurer between 1984 and 2000. Mr. Ceciliani currently serves as Vice President and General Manager of the Industrial Business Unit. From April 2000 through June 2002 he served as Vice President and General Manager of the Transportation Business. Prior to joining Planar, Mr. Ceciliani worked as a staff accountant for KPMG Peat Marwick for three years. Mr. Ceciliani received a BS in Business Administration from Portland State University.

Steve Flieder.    Mr. Flieder has served as Vice President and General Manager of the Company’s medical business since June 2003. Prior to joining Planar Mr. Flieder served as Vice President of TPC Holdings from July 2002 to May 2003, Vice President, Strategic Marketing & New Business Development for Kronos Corporation from September 1997 to May 2002 and as General Manager, Clinical Networking at Siemens Medical Systems from February 1995 to August 1997. Mr. Flieder received a B.S. in Marine Biology from the University of Massachusetts at Dartmouth and a B.S. in Electrical Engineering from the University of New Hampshire. He also holds an MBA from Kellogg Graduate School of Management at Northwestern University.

Matthew T. Harris.    Mr. Harris joined the Company in October 2001. He assumed his current role as Vice President of Corporate Development and Marketing in September 2003. From January 2003 through August 2003, he was Vice President of Corporate Development and prior to that he was Vice President and General Manager of the Medical Business Unit from November 2001 through December 2002. From December 1998 until September 2001, he served as Vice President of Enron Broadband Services in various management capacities. From June 1997 to December 1998, Mr. Harris was Director of Business Development at Netscape Communications. From June 1996 to June 1997, he was the Manager of Business Development at Proventura Software. Prior to that, he was in various operational positions at General Electric Medical Systems. He graduated from Cornell University and has an MBA from Stanford University.

Carolyn McKnight.    Dr. McKnight has served as a Vice President of the Company since March 1998. Prior to joining Planar she was an independent organizational development consultant from 1994 to 1998, and previously International Human Resources Director for Tektronix, Inc. Dr. McKnight received her BS from Tennessee Temple University, received her master’s degree from Pacifica Graduate Institute and a Ph.D. from Pacifica Graduate Institute.

Erick Petersen.    Mr. Petersen has served as a Vice President of the Company since December 2003. Mr. Petersen joined the Company in December 1995. He served as the General Manager of the Commercial Business Unit from fiscal year 2000 until December 2003. Prior to that time he held various positions with the Company including Product Manager, Marketing Manager and Director of Business Development. He graduated from Oregon State University.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “named executive officers”) for the fiscal years ended September 26, 2003, September 27, 2002 and September 28, 2001.

	Annual Compensation			Long Term Compensation	All Other Compensation(1)
Securities Underlying Stock Options
Name and Principal Position	Year	Salary	Bonus
Balaji Krishnamurthy President and Chief Executive Officer	2003 2002 2001	$400,000 400,000 350,000	$507,859 — 728,747	59,431 130,600 79,250	$6,600 6,050 5,775

Christopher N. King Executive Vice President and Chief Technical Officer	2003 2002 2001	250,000 240,000 225,000	211,600 — 374,784	15,000 25,000 25,000	6,600 6,050 5,775

Steven J. Buhaly Vice President, Chief Financial Officer and Assistant Secretary	2003 2002 2001	220,000 200,000 175,000	186,208 — 255,062	50,917 50,300 39,805	6,600 4,936 6,549

Douglas K. Barnes Vice President	2003 2002 2001	210,000 195,000 170,000	133,308 — 212,378	31,628 41,223 30,719	6,600 4,918 6,809

Carolyn E. McKnight Vice President	2003 2002 2001	180,000 170,000 155,000	114,260 — 193,639	29,657 36,925 28,113	6,600 6,050 5,775

(1)	The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings plan covering all the Company’s employees.

Stock Options

The following table sets forth information concerning options granted to the named executive officers during the fiscal year ended September 26, 2003.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2003	Exercise Price Per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%	10%
Balaji Krishnamurthy	40,000 19,431	(1) (2)	7.41 3.60%	$21.50 16.36	12/3/06 4/20/10	$185,335 129,414	$399,126 301,589
Christopher N. King	15,000	(1)	2.78	21.50	12/3/06	69,501	149,672
Steven J. Buhaly	40,000 10,917	(1) (2)	7.41 2.02	21.50 16.36	12/3/06 4/20/10	185,335 72,709	399,126 169,443
Douglas K. Barnes	20,000 11,628	(1) (2)	3.70 2.15	21.50 16.36	12/3/06 4/20/10	92,668 77,444	199,563 180,478
Carolyn E. McKnight	20,000 9,657	(1) (2)	3.70 1.79	21.50 16.36	12/3/06 4/20/10	92,668 64,317	199,563 149,886

(1)	These options become exercisable starting six months after the grant date, with one quarter of the options exercisable at that time and with an additional 25% of such options becoming exercisable each six months thereafter.
(2)	These options will vest as follows: 100 percent on the third anniversary of the grant, if the target stock price has been exceeded by the average closing stock price of the Company during the three-year period from the date of grant, but in any event all options will vest on the fifth anniversary date of each grant.
(3)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market System on the last trading day prior to the date of the grant.
(4)	The potential realizable value is calculated based upon the term of the option at its time of grant (4 or 7 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Option Exercises and Holdings

The following table sets forth for each of the named executive officers, information regarding the shares acquired upon option exercises during the year ended September 26, 2003 and the related value realized, and the number and value of unexercised stock options held as of September 26, 2003.

Option Grants in Last Fiscal Year

	Options Exercised in Last Fiscal Year (1)		Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(2)
Name	Number of Shares	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Balaji Krishnamurthy	0	$0	379,647	134,281	$3,267,549	$99,312
Christopher N. King	786	10,705	81,500	17,500	256,600	7,000
Steven J. Buhaly	10,000	122,800	84,040	82,897	298,626	93,522
Douglas K. Barnes	11,601	155,012	76,994	58,570	260,475	85,200
Carolyn E. McKnight	5,000	84,362	60,625	59,695	193,363	93,629

(1)	The value realized is based on the difference between the market price at the time of exercise and the applicable exercise price.
(2)	Amounts reflected are based upon the market value of the underlying securities at fiscal year end minus the exercise price.

Employment Agreements

The Company has entered into an employment agreement (“Employment Agreement”) with Balaji Krishnamurthy for a term ending September 24, 2001, provided that on that date and each anniversary thereafter the term of the Employment Agreement will automatically be extended for one additional year unless at least 90 days prior to such anniversary Dr. Krishnamurthy or the Company has given notice that the Employment Agreement will not be extended. If Dr. Krishnamurthy resigns or is terminated for Cause (as defined in the Employment Agreement and described below) all pay and other benefits under the Employment Agreement will cease as of the effective date of the termination or resignation.

In the event of Dr. Krishnamurthy’s death during the term of the Employment Agreement, his designated beneficiary will receive a lump sum payment equal to eighteen months base salary at his then current rate. In the event of Dr. Krishnamurthy’s termination due to disability during the term of the Employment Agreement, the Company will pay him a lump sum amount equal to eighteen months base salary at his then current rate. If Dr. Krishnamurthy is terminated due to death or disability after the second anniversary of the date of the Employment Agreement, all outstanding stock options and stock grants held by Dr. Krishnamurthy on the effective date of such termination that would, by their terms, vest within eighteen months of the effective date of such termination will become fully vested as of the date of termination.

If Dr. Krishnamurthy is terminated without Cause or if the Company elects not to extend the term of the Employment Agreement, the Company will continue to pay his base salary in accordance with the Company’s normal payroll practices for a period of eighteen months. In addition, if Dr. Krishnamurthy elects to continue his group health benefits the Company will pay the premiums for a period of up to eighteen months. Further, all outstanding stock options and stock grants held by Dr. Krishnamurthy at the effective date of his termination without Cause, that would by their terms vest within eighteen months of the effective date will become fully vested as of the effective date of his termination.

In the event that Dr. Krishnamurthy’s employment is terminated by the Company after a Change of Control (as defined in the Employment Agreement and described below) for any reason other than Cause or

Dr. Krishnamurthy elects to terminate his employment within two years after a Change of Control for Good Reason (as defined in the Employment Agreement and described below), the Company will make a lump sum payment to Dr. Krishnamurthy in an amount equal to (i) two times the higher of (A) his base salary at the rate in effect on the date of the Change of Control, or (B) his base salary at the rate in effect on the date of the Change of Control termination, plus (ii) an amount equal to two times the higher of (A) his target bonus for the year in which the Change of Control termination occurs, or (B) his target bonus for the year in which the Change of Control occurs. In addition, the Company will continue to pay the premiums for Dr. Krishnamurthy’s health benefits and disability insurance for a period of twenty-four months. Further, all outstanding stock options and stock grants held by Dr. Krishnamurthy that would, by their terms, vest within eighteen months (twenty-four months with respect to options granted after September 26, 2000) of the Change of Control will become fully vested

For purposes of the Employment Agreement, “Good Reason” will mean: (i) a change in Dr. Krishnamurthy’s responsibilities, title, offices as in effect immediately prior to the Change of Control, or any removal from or failure to re-elect him to any such positions, that has the effect of materially diminishing his responsibilities or authority; (ii) a reduction in his base salary as in effect immediately prior to the Change in Control or failure to pay any other compensation or benefits which he is entitled; (iii) a requirement by the Company that he be based more than 25 miles from Beaverton, Oregon, (iv) the Company’s failure to continue in effect any material compensation or other employee benefit plan, program or arrangement in effect before the Change of Control, or any act or omission that would adversely affect Dr. Krishnamurthy’s continued participation in any such plan, program or arrangement or materially reduce the benefits under such plan, program or arrangement, (v) the failure by the Company to require any successor or assign of the Company to assume the Company’s obligations under the Employment Agreement, and (vi) any material breach of the Employment Agreement by the Company which is not remedied for a period of 30 days following written notice by Dr. Krishnamurthy to the Company.

For purposes of the Employment Agreement a “Change of Control” includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the common stock and other securities entitled to vote generally in the election of directors of the surviving corporation in the transaction, (ii) the acquisition by any person or entity or group of persons or entities acting in concert of 25 percent or more of the total combined voting power of the Company’s then issued and outstanding securities, (iii) the sale of all or substantially all of the assets of the Company to any person or entity which is not a wholly-owned subsidiary of the Company, or (iv) the liquidation of the Company. For purposes of the Employment Agreement “Cause” means the failure to satisfactorily perform the duties assigned as an executive officer within a certain period after notice of such failure is given and commission of certain illegal or wrongful acts.

Change in Control Agreements

The Company has entered into change in control agreements (the “Agreements”) with certain executive officers, including Steven J. Buhaly, Christopher N. King, Douglas K. Barnes and Carolyn E. McKnight. Each of the Agreements is for a term ending September 26, 2003, provided that on that date and each anniversary thereafter, the term of the Agreements will be automatically extended by one additional year unless either party gives 90 days prior written notice that the term of an agreement will not be so extended. If a “Change in Control” (as defined in the Agreements and described below) occurs during the term of Agreements, the Agreements will continue in effect until two years after the Change in Control.

If an executive officer’s employment with the Company is terminated within two years after a Change in Control either by the Company without “Cause” (as defined in the Agreements and described below) or by the executive officer for “Good Reason” (as defined in the Agreements and described below), the executive officer will be entitled to receive his full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to one year’s base salary (eighteen month’s base salary in the case of Dr. King and Mr. Buhaly) and (ii) an amount equal to one times (1.5 times in the case of Dr. King and Mr. Buhaly) the target bonus for the year of termination or Change in Control. In addition, the executive officer would be entitled to the continuation of health and insurance benefits for certain periods, and all outstanding unvested stock options granted after the date of the Agreements that would vest during the one year (eighteen months in the case of Dr. King and Mr. Buhaly) period after the date of termination would immediately become fully vested.

If an executive officer’s employment with the Company is terminated within two years after a Change in Control either by the Company for Cause or as a result of the executive officer’s disability or death, the executive officer will be entitled to receive his full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

For purposes of the Agreements, a “Change in Control” includes (i) any merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation would have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation, (ii) the acquisition by any person or entity, or group of associated persons or entities, of 25% or more of the Company’s total combined voting power, (iii) the liquidation of the Company or the sale or other transfer of substantially all of its assets, and (iv) a change in the composition of the Board of Directors such that the directors in office as of the effective date of the Agreements, and/or their successors who were elected by or on the recommendation of the directors in office as of the effective date of the Agreements, do not constitute at least a majority of the Board of Directors. For purposes of the Agreements, “Cause” means (i) fraud or misrepresentation, (ii) theft or embezzlement of Company assets, (iii) intentional violations of law involving moral turpitude, (iv) continued failure to satisfactorily perform reasonably assigned duties for a period of 30 days after a written demand for such satisfactory performance which specifically and with reasonable detail identifies the manner in which it is alleged that such duties have not been satisfactorily performed (provided, however, that no such termination for Cause will be effective until after the executive officer, together with their counsel, has had an opportunity to be heard before the Board of Directors), and (v) any material breach of the Agreements which, if curable, has not been cured within 30 days after written notice to the executive officer of such breach. For purposes of the Agreements, “Good Reason” includes (i) a change in the executive officer’s responsibilities, titles or offices as in effect immediately prior to the Change in Control, or any removal from or failure to re-elect to any of such positions, which has the effect of materially diminishing the executive officer’s responsibility or authority, (ii) a reduction in the executive officer’s base salary as in effect immediately prior to the Change in Control or any failure to pay compensation or benefits otherwise due to the executive officer, (iii) a requirement that the executive officer be based anywhere other than within 25 miles of their job location before the Change in Control, (iv) the Company’s failure to continue in effect any material compensation or employee benefit plan, program or arrangement in effect before the Change in Control, or any act or omission that would adversely affect the executive officer’s continued participation in any such plan, program or arrangement or materially reduce the benefits under such plan, program or arrangement, (v) the failure by the Company to require any successor or assign of the Company to assume the Company’s obligations under the Agreements, and (vi) any material breach of the Agreements by the Company which is not remedied for a period of 30 days following written notice by the executive officer to the Company.

The Company has also entered into Stock Option Agreements and Restricted Stock Award Agreements with certain of the named executive officers that provide for accelerated vesting of the stock options or restricted stock that are subject to such agreements in the event that the executive officer terminates his employment with the Company for “Good Reason” following a “Change of Control” of the Company. For purposes of these agreements, “Good Reason” includes (i) a change in the executive officer’s responsibilities, titles or offices that has the effect of diminishing such executive officer’s responsibility or authority, (ii) a reduction in the executive officer’s salary or the failure to pay compensation otherwise due to the executive officer, (iii) a requirement that the executive officer be based anywhere other than within 25 miles of his job location before the Change of

Control, (iv) the Company’s failure to maintain or continue any material compensation or employee benefit plan, program or arrangement in effect before the Change of Control, (v) a material breach of the agreement by the Company that is not remedied within 60 days after notice of such breach. For purposes of these Agreements, a “Change of Control” includes (i) shareholder approval of any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 25 percent or more of the Company’s total combined voting power, (iii) shareholder approval of the liquidation of the Company or the sale of substantially all of the Company’s assets.

Director Compensation

Nonemployee directors of the Company receive a $15,000 annual retainer plus $1,000 for attendance at each board meeting and $1,000 for attendance at each committee meeting that is not in conjunction with a board meeting. Audit Committee members receive an additional $2,000 annual retainer. Under certain circumstances, the nonemployee directors of the company are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Nonemployee members of the Board of Directors participate in the Company’s 1993 Stock Option Plan for Nonemployee Directors (the “1993 Nonemployee Director Plan”), which was adopted to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain experienced and knowledgeable nonemployee directors and to encourage them to acquire an increased proprietary interest in the Company. Under the 1993 Nonemployee Director Plan, a 10,000 share stock option is granted to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, each nonemployee director receives a stock option annually after each annual meeting of shareholders. The size of each director’s annual option grant is based on his or her level of service on the Board of Directors. Each nonemployee director receives an option to purchase 5,000 shares of Common Stock. An additional 2,000 share stock option is granted to the nonemployee director who is then serving as the Chairman of the Board of Directors or as the Lead Director. An additional 1,000 share stock option is granted to each nonemployee director who is then serving as chairman of a committee of the Board of Directors. Mr. Stenger receives an additional 1,000 share stock option grant annually for his service as a member of the Board of Directors of the Company’s Finnish subsidiary.

Equity Compensation Plan Information

The following table provides information with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans as of September 26, 2003. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of September 26, 2003, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	1,486,657	(2)	$17.37	603,457	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	1,022,702		17.63	477,994

Total(5)	2,509,359		$17.47	1,081,451

(1)	Consists of the Company’s 1993 Stock Incentive Plan, 1993 Stock Option Plan for Nonemployee Directors, 1994 Employee Stock Purchase Plan and 1996 Stock Incentive Plan.

(2)	Excludes purchase rights accruing under the Company’s 1994 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 450,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.
(3)	Includes shares available for future issuance under the Purchase Plan. As of September 26, 2003, an aggregate of 112,525 shares of Common Stock were available for issuance under the Purchase Plan.
(4)	Consists of the Company’s 1999 Nonqualified Stock Option Plan and nonqualified stock options granted to William D. Walker and Balaji Krishnamurthy in fiscal 1999 pursuant to individual compensation arrangements.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies which originally established those plans. As of September 26, 2003, a total of 51,254 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.92 per share. No additional options may be granted under those plans.

The Nonqualified Plan.    The 1999 Nonqualified Stock Plan (the “Nonqualified Plan”) is a non-shareholder approved plan. Options may be granted under the Nonqualified Plan to employees of the Company who are neither officers nor Directors at the time of grant. The Board has authorized 1,565,000 shares of Common Stock for issuance under the Nonqualified Plan. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. All options are non-statutory options under the Federal tax law. As of September 26, 2003, options covering 817,702 shares of Common Stock were outstanding under the Nonqualified Plan, 477,994 shares remained available for future option grants, and options covering 269,304 shares had been exercised. Share issuances under the 1996 Stock Incentive Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the Nonqualified Plan, and share issuances under the Nonqualified Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1996 Stock Incentive Plan.

Individual Compensation Arrangements.    The Company granted William D. Walker a nonqualified option to purchase 20,000 shares of Common Stock on May 13, 1999 in connection with Mr. Walker’s assumption of the position of interim chief executive officer of the Company. This stock option has a term of ten years, was fully vested at the date of grant and has an exercise price of $7.875, the fair market value of the Common Stock at the time the option was granted. The Company granted Balaji Krishnamurthy a nonqualified option to purchase 200,000 shares of Common Stock on September 27, 1999 in connection with Dr. Krishnamurthy’s initial employment as the Company’s president and chief executive officer. This stock option has a term of ten years, vested 25 percent the first year and 6.25 percent each quarter thereafter and has an exercise price of $6.5625, the fair market value of the Common Stock at the time the option was granted.

COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is composed entirely of independent directors as defined by applicable SEC and Nasdaq Stock Market rules. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company.

The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Compensation Committee believes that the Company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Executive Compensation Components

The key components of the Company’s compensation program are base salary, quarterly and annual incentive awards and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers’ interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis and determines base salary and non-equity incentives for executive officers based, in part, upon an annual review conducted by the Committee of compensation paid by companies that the Compensation Committee deems comparable to the Company. The Compensation Committee’s policy is to set the base salaries of executives at or near the median of the surveyed companies and to provide for performance based compensation. The Committee also approves all stock and stock option grants.

Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Changes in base salaries of executive officers are based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for fiscal year 2003 were reasonable as compared to amounts paid by companies of similar size.

Performance Incentive.    The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance criteria, including revenue, operating income and return on investment measures. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance criteria each quarter and for the fiscal year. If the financial performance criteria are satisfied, the executive officers receive bonuses only if sufficient funds remain available after all other employees of the Company have been paid their targeted incentive compensation. For fiscal 2003, annual bonuses equal to 63 percent to 127 percent of base salaries were paid to the named executive officers based on the Company’s achievement of such predetermined financial performance criteria.

Stock Grants and Options.    The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. Stock grants and options are awarded to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. These awards are designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock grants and options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Common Stock occurs over a number of years. In light of anticipated changes in accounting rules related to stock-based compensation, the Committee expects to reconsider the appropriate mix of cash and stock-based compensation upon the effectiveness of such rule changes.

Executive Stock Ownership Program.    In addition to the stock grant and option program described above, the Company believes it is essential for all executive officers to have direct ownership of the Company’s stock, thereby further aligning the long-term interest of executives with those of shareholders. Accordingly, the Company’s executive officers generally are required to purchase Common Stock each year in an amount equal to at least 10% of their base pay and accumulate over a five-year period and maintain ownership in the Company valued at two to five times their annual base salary. Executive officers who participate in the executive stock ownership (“ESO”) program also participate in the Company’s leveraged stock option (“LSO”) program. Under the LSO program, each executive officer who purchases Company stock in the open market pursuant to the ESO program is granted an option to purchase a number of shares equal to nine times the number of shares purchased in the market. Stock options granted pursuant to the LSO program vest on the third anniversary of the grant date, provided that the average price of the Common Stock has exceeded a target price established based on the average sixty day stock price prior to the date of grant adjusted for the cost of capital over the next three years during certain prescribed time periods. These options also vest upon a change of control of the Company and, in any event, on the fifth anniversary of the date of grant.

Compensation of Chief Executive Officer

Dr. Krishnamurthy has served as the Company’s President and Chief Executive Officer since September 27, 1999. At that time, Dr. Krishnamurthy and the Company entered into an Executive Employment Agreement. For fiscal 2003, Dr. Krishnamurthy received a base salary of $400,000, and an option to purchase 40,000 shares of Common Stock at an exercise price of $21.50 per share and an option to purchase 19,431 shares of Common Stock at an exercise price of $16.36 per share. Dr. Krishnamurthy received a cash bonus of $397,455 during fiscal 2003.

COMPENSATION COMMITTEE:

E. Kay Stepp, Chair

Heinrich Stenger

Gregory H. Turnbull

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2003 were Ms. Stepp, Mr. Stenger and Mr. Turnbull, each of whom is an independent director not employed by the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable SEC and Nasdaq Stock Market rules. The Committee operates under a written charter adopted by the Board on May 5, 2000 and amended on December 16, 2003. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee annually selects the Company’s independent accountants.

Management is responsible for preparing the Company’s financial statements. The independent accountants are responsible for performing an independent audit of the Company’s audited financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountant’s that firm’s independence.

Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 26, 2003 for filing with the Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Carl W. Neun, Chair

E. Kay Stepp

William D. Walker

STOCK PERFORMANCE GRAPH

The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market Index and an index of peer companies selected by the Company.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PLANAR SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

* $100 invested on 9/25/98 in stock or index—

including reinvestment of dividends.

Fiscal year ending September 26.

The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the peer groups and the Nasdaq Stock Market index is based upon the stock price or index on December 16, 1993, the date of the Company’s initial public offering.

The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows: InFocus Systems, Inc., Three Five Systems, Inc. and Kopin Corporation. The past performance of the Company’s Common Stock is not an indication of future performance. There can be no assurance that the price of the Company’s Common Stock will appreciate at any particular rate or at all in future years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal 2003, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been complied with for fiscal 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Company’s Executive Stock Ownership (“ESO”) program, certain executive officers of the Company are required to purchase Common Stock each year in an amount equal to at least 10% of their base pay. As a result of the application of the SEC’s short-swing trading rules under Section 16 of the Exchange Act, the executive officers who purchase Common Stock as required by the ESO are effectively precluded from selling Common Stock in the open market. In order to provide such executive officers with opportunities to obtain liquidity and diversify their invested portfolio by selling Common Stock from time to time, the Board of Directors has authorized the Compensation Committee to consider and approve purchases of Common Stock by the Company from its executive officers from time to time. Set forth below is a list of such transactions, all of which were effected at the closing market price of the Common Stock on the date of the transaction.

Executive Officer	Number of Shares Purchased	Per Share Purchase Price
Douglas K. Barnes	6,601	$18.22
	2,500	16.76
	5,000	23.89
Steven J. Buhaly	5,000	23.89
Carolyn E. McKnight	5,000	23.89

Steven E. Wynne, a member of the Board of Directors, is a partner in the law firm of Ater Wynne LLP, the Company’s outside legal counsel.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of the Common Stock as of December 12, 2003 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s nominees for election as director, (iv) each of the Company’s named executive officers, and (v) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Westcap Investors, LLC(2) 1299 Ocean Avenue Santa Monica, CA 90401	1,504,993	10.53

Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	698,100	5.01

Balaji Krishnamurthy	497,609	3.3

Carl W. Neun	28,000	*

Heinrich Stenger	45,050	*

E. Kay Stepp	43,000	*

Gregory H. Turnbull	84,029	*

William D. Walker	118,000	*

Steven E. Wynne	34,500	*

Douglas K. Barnes	123,076	*

Carolyn E. McKnight	90,535	*

Steven J. Buhaly	124,587	*

Christopher N. King	171,659	1.2

Executive Officers and Directors as a group (17 persons)	1,104,098	7.2

*	less than one percent
(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 12, 2003 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of December 12, 2003 is as follows: Dr. Krishnamurthy—414,647; Mr. Neun—27,000; Mr. Stenger—41,000; Ms. Stepp—40,000; Mr. Turnbull—54,000; Mr. Walker—78,000; Mr. Wynne— 34,000; Dr. King—89,000; Mr. Buhaly—100,915; Mr. Barnes—91,994; and all directors and officers as a group—772,181. The table does not include shares subject to options that will be granted to Messrs. Turnbull, Neun, Stenger, Walker and Wynne and Ms. Stepp under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.
(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Westcap Investors, LLC with the Securities and Exchange Commission on November 6, 2003. The Schedule 13G states that Westcap Investors, LLC is the beneficial owner of 1,504,933 shares of Common Stock, as to which it has dispositive power, including 7,373 shares as to which it has shared voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 12, 2003. The Schedule 13G/A states that Wellington Management Company, LLP is the beneficial owner of 698,100 shares of Common Stock, as to which it has shared dispositive power, including 253,600 shares as to which it has shared voting power.

INDEPENDENT AUDITORS

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 26, 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $196,000. Fees billed by KPMG LLP for those services for the fiscal year ended September 27, 2002 were $198,000.

Financial Information Systems Design and Implementation Fees.    No fees were billed by KPMG LLP for professional services rendered for information technology services related to financial information systems design and implementation for the fiscal year ended September 26, 2003.

Tax Fees.    The aggregate fees billed by KPMG LLP for professional services for tax compliance, tax advice and tax planning were $229,000 for the fiscal year ended September 26, 2003 and $271,000 for the fiscal year ended September 27, 2002.

All Other Fees.    KPMG LLP billed no additional fees for services other than as described above under “Audit Fees”, “Tax Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal years ended September 26, 2003 and September 27, 2002.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2005 proxy statement. Any such proposal must be received by the Company not later than August 24, 2004. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2004 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitation may be made personally, or by mail, facsimile, telephone, e-mail or messenger. Planar will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 26, 2003 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 26, 2003 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Chief Executive Officer, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006.

By Order of the Board of Directors

/s/ Balaji Krishnamurthy ___________________________ Balaji Krishnamurthy Chairman of the Board, President and Chief Executive Officer

Beaverton, Oregon

December 22, 2003

ANNEX A

PLANAR SYSTEMS, INC.

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

Oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company.

Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

Monitor the independence and performance of the Company’s independent auditors.

Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Audit Committee, and to pay ordinary Audit Committee administrative expenses that the Audit Committee deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the applicable requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent” within the meaning of Section 10A(m)(3) of the Securities Exchange Act of 1934, (the “Exchange Act”), the regulations promulgated from time to time by the Securities and Exchange Commission, the Nasdaq Stock Market or other appropriate authorities, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and statement of cash flows, and at least one member shall have current or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background.

Audit Committee members shall be appointed by the Board of Directors. The Board of Directors may, at any time and in its complete discretion, replace a Audit Committee member. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately at least twice per year with the independent auditors to discuss any matters that the Audit Committee or the independent auditors believe should be discussed.

III.	Audit Committee Responsibilities and Duties

A.	Review Procedures

1.    Review and assess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with the regulations of the SEC.

2.    In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

3.    Review with financial management and the independent auditors the Company’s annual audited financial statements prior to filing of the Company’s annual audited financial statements with the SEC. Discuss and disclose any significant changes to the Company’s accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61.

4.    Review with financial management the Company’s quarterly financial results prior to the filing of the Company’s quarterly financial statements with the SEC. Discuss any significant changes to the Company’s accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61.

5.    Review the CEO and CFO’s disclosure and certification under Sections 302 and 906 of the Sarbanes-Oxley Act.

B.	Independent Auditors

1.    The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall directly appoint, retain and compensate the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor.

2.    Preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attestation services that are preapproved by the Audit Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.

3.    Approve the fees and other significant compensation to be paid to the independent auditors.

4.    On an annual basis, the Audit Committee should require the independent auditors to deliver a formal written report describing all significant relationships that the independent auditors have with the Company that could impair the auditors’ independence, and review, discuss and take appropriate action with respect to such report.

5.    Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

6.    Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.    Assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

8.    Set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

C.	Internal Accounting Department and Legal Compliance

1.    Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal accounting department, as needed.

2.    Review the appointment, performance and replacement of the senior internal accounting executive.

3.    Review significant reports prepared by the internal accounting department together with management’s response and follow-up to these reports.

4.    On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

5. Ascertain at least annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

D.	Other Audit Committee Responsibilities

1.    Annually prepare a report to shareholders for inclusion in the Company’s annual proxy statement as required by the regulations of the SEC.

2.    Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

3.    Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

4.    Periodically perform self-assessment of Audit Committee performance.

5.    Review financial and accounting personnel succession planning within the Company.

6.    Review and approve all related party transactions.

7.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

PLANAR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Planar Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Balaji Krishnamurthy and William D. Walker, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:00 p.m. on Thursday, January 29, 2004 at 1195 NW Compton Drive, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

(Continued and to be signed on the reverse side)

● FOLD AND DETACH HERE ●

Please mark your votes as indicated ☒

1.	Election of two directors, each for a three-year term.
	01 – Heinrich Stenger and 02 – William D. Walker	☐	FOR the nominees listed below (except as indicated below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Instruction: To withhold authority to vote for any nominee, write that nominee’s name(s) in this space:

2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting. ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

Typed or Printed name(s)

Authorized Signature
Title or authority, if applicable
Date

● FOLD AND DETACH HERE ●